UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 30, 2007

Clarient, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31 Columbia , Aliso Viejo, CA		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (949) 425-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On October 30, 2007, the Company entered into an amendment to its loan and security agreement with General Electric Capital Corporation (“GE Capital”) pursuant to which, among other things, the financial covenants relating to the Company’s obligation to maintain minimum liquidity requirements and specified levels of minimum tangible net worth were amended. The amendment provides that the Company must maintain a level of tangible net worth equal to or greater than negative $2.8 million from October 1, 2007 through December 31, 2007, negative $5.3 million from January 1, 2008 through May 31, 2008, negative $6.7 million from April 1, 2008 through June 30, 2008 and negative $7.5 million from and after July 1, 2008. The amendment also modified the minimum liquidity requirement covenant to provide that availability under the Company’s $6.0 million credit facility with Safeguard Scientifics is to be included as part of the calculation of whether the minimum liquidity requirements have been satisfied. The minimum liquidity requirement is applicable until the Company achieves positive cash flow, as defined in the loan agreement, after which time the Company will be required to maintain a minimum fixed charge coverage ratio of 1:1. The Company also obtained waivers from GE Capital for the Company’s failure to comply with minimum liquidity requirement as of July 31, 2007 and September 30, 2007 and with the tangible net worth covenant with respect to the period from August 1, 2007 through the date of the amendment. The full text of the amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On November 1, 2007, the Company entered into an amendment to its loan agreement with Comerica Bank pursuant to which the financial covenant relating to the Company’s obligation to maintain specified levels of minimum tangible net worth levels was amended. The amendment provides that the Company must maintain a level of tangible net worth equal to or greater than negative $2.8 million from October 1, 2007 through December 31, 2007, negative $5.3 million from January 1, 2008 through May 31, 2008, negative $6.7 million from April 1, 2008 through June 30, 2008 and negative $7.5 million from and after July 1, 2008. The Company also obtained waivers from Comerica Bank for the Company’s failure to comply with tangible net worth covenant with respect to the period from August 1, 2007 through October 30, 2007. The full text of the amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01                                       Financial Statements and Exhibits

Exhibit 99.1	Fourth Amendment and Waiver to Loan and Security Agreement by and among Clarient, Inc., Clarient Diagnostic Services, Inc. and the Company dated October 30, 2007

Exhibit 99.2	Tenth Amendment and Waiver to Loan Agreement by and between Comerica Bank and Clarient, Inc. dated November 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	By:	/s/ James Agnello
		Name:	James Agnello
		Title:	Senior Vice President and
Chief Financial Officer